Exhibit 10.3

EIGHTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of April 6, 2016, by and between COMERICA BANK (“Bank”) and HUBSPOT, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated  as of April 4, 2012, as amended, modified, supplemented or extended from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 30, 2013, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of September 23, 2013, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 21, 2014, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of June 26, 2014, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of September 12, 2014, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of March 2, 2015 and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of December 14, 2015 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms  of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Borrower has notified Bank of its intent to form HubSpot Japan KK, a wholly owned subsidiary of Borrower organized under the laws of Japan (“HubSpot Japan”) and open bank accounts as part of the operation of HubSpot Japan’s business (the “Japan Accounts).

2. Bank hereby acknowledges (i) Borrower’s formation of HubSpot Japan and (ii) the opening of the Japan Accounts so long as such accounts constitute Excluded Deposit Accounts. In addition, Bank hereby agrees that notwithstanding the provisions of Section 6.11 of the Agreement to the contrary, Borrower shall not be required to pledge the Shares of HubSpot Japan to Bank at this time but Bank reserves the right to require  Borrower to pledge such Share in the future.

3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower  of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement as amended, restated or otherwise modified by agreement of the parties.  The Agreement, as  amended hereby, and the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies  and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement. Borrower hereby further affirms its absolute and unconditional promise to pay to Bank the Advances, other Credit Extensions, and all other amounts due under the Letters of Credit and the other Loan Documents (including, without limitation, the Obligations), at the times and in the amounts provided for therein. Borrower confirms and agrees that the obligations of Borrower to Bank under the Agreement as supplemented hereby are secured by and entitled to the benefits of the Loan Documents. The parties agree that this Amendment shall be deemed to be one of the Loan Documents under the Agreement. Nothing in  this  Amendment  shall constitute a satisfaction of any of Borrower’s Obligations.

5. In order to induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 The representations and warranties contained in the Agreement and the other Loan Documents were true and correct in all material respects when made or deemed made, and, other than those representations that relate only to a specific earlier date, such representations and warranties continue to be true and correct in all material respects as of the date of this Amendment.

5.2 Both before and immediately after giving effect to this Amendment, except as explicitly waived hereby, no Event of Default, or other event or circumstance that with the giving of notice or the passage of time could become an Event of Default, has occurred and is continuing.

5.3 The execution, delivery, and performance by Borrower of this Amendment and the other documents, instruments and agreements delivered or to be delivered to Bank in connection herewith (a) are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower, (b) do not require any governmental or third party consents, except those which have been duly obtained and are in full force and effect, (c) do not and will not conflict with any requirement of law, Borrower’s or Guarantor’s articles or certificate of incorporation, bylaws, partnership agreement, operating agreement, minutes or resolutions, (d) after giving effect to this Amendment, do not result in any breach of or constitute a default under any agreement or instrument to which Borrower, Guarantor or any of their respective Subsidiaries is a party or by which Borrower, Guarantor or any of their properties are bound, and (e) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of Borrower or Guarantor or any of their respective Subsidiaries, other than those in favor of Bank.

5.4 This Amendment and the other instruments and agreements delivered or to be delivered to Bank in connection herewith have been duly executed and delivered by Borrower and constitutes the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, (b) enforcement may be subject to general principles of equity, and (c) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

5.5 Neither Borrower nor Guarantor has any right of offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to any of its liabilities, obligations or indebtedness arising under or in connection with any Loan Document.

6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower; and

(b) such other documents, instruments and certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

HUBSPOT, INC.

By:	/s/ John Kinzer
Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Garth Gorrall
Title:	SVP

[Signature Page to Eighth Amendment to Amended and Restated Loan and Security Agreement]